Exhibit 10.16

PROMISSORY NOTE

$165,000,000	New York, New York
October 26, 2004

FOR VALUE RECEIVED THE ENTITIES SET FORTH ON THE SIGNATURE PAGES OF THIS NOTE (collectively, “Borrower”), as maker, hereby unconditionally promise to pay to the order of COLUMN FINANCIAL, INC., a Delaware corporation, as lender, having an address at 11 Madison Avenue, New York, New York 10010 (“Lender”), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of One Hundred Sixty-Five Million and No/100 Dollars ($165,000,000), in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate, and to be paid in accordance with the terms of this Note and that certain Loan Agreement, dated the date hereof, between Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”).  All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

ARTICLE 1:  PAYMENT TERMS

Borrower agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times specified in Article 2 of the Loan Agreement and the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date.

ARTICLE 2:  DEFAULT AND ACCELERATION

The Debt shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid on or prior to the date when due or if not paid on the Maturity Date or on the happening of any other Event of Default.

ARTICLE 3:  LOAN DOCUMENTS

This Note is secured by the Mortgages and the other Loan Documents.  All of the terms, covenants and conditions contained in the Loan Agreement, the Mortgages and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.  In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

ARTICLE 4:  SAVINGS CLAUSE

Notwithstanding anything to the contrary, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the Maximum Legal Rate, (b) in calculating whether any interest exceeds the Maximum Legal Rate, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender and (c) if through any contingency or event Lender receives or is deemed to receive interest in excess of the Maximum Legal Rate, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Lender.

ARTICLE 5:  NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

ARTICLE 6:  WAIVERS

Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind.  No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Debt, under this Note, the Loan Agreement or the other Loan Documents.  No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents.  If Borrower is a partnership, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals or entities comprising the partnership, and the term “Borrower,” as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability.  If Borrower is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Borrower” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder.  If Borrower is a limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the members comprising the limited liability company, and the term “Borrower” as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and their members shall not thereby be released from any liability.  Nothing in the foregoing three sentences shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, corporation or limited liability company, as applicable, which may be set forth in the Loan Agreement or any other Loan Document.

ARTICLE 7:  TRANSFER

Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

ARTICLE 8:  EXCULPATION

The provisions of Section 9.4 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.

ARTICLE 9:  GOVERNING LAW

This Note shall be governed in accordance with the terms and provisions of Section 10.3 of the Loan Agreement.

ARTICLE 10:  NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

ARTICLE 11:  NUMBER AND GENDER/JOINT AND SEVERAL LIABILITY

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons referred to may require.  Without limiting the effect of specific references in any provision of this Agreement, the term “Borrower” shall be deemed to refer to each and every Person comprising a Borrower from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Borrower, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of Borrower may be assigned except with the written consent of Lender.  Each reference herein to Lender shall be deemed to include its successors and assigns.

If Borrower is comprised of more than one Person, all representations, warranties, covenants (both affirmative and negative) and all other obligations of Borrower hereunder shall be the joint and several obligation of each entity making up Borrower and a Default or Event of Default by any such Person shall be deemed a Default or Event of Default by all such entities and Borrower.  The representations, covenants and warranties contained herein shall be read to apply to the individual entities comprising Borrower when the context so requires but a breach of any such representation, covenant or warranty or a breach of any obligation under this Note shall be deemed a breach by all such entities and Borrower, entitling Lender to exercise all of its rights and remedies under this Note and the other Loan Documents and under applicable law.

ARTICLE 12:  STATE SPECIFIC PROVISIONS

(a)           With respect to the foregoing provisions contained in this Note, the following shall apply with respect to the State of California:

(i)            The following paragraph shall be inserted after Article 3 of this Note:

Borrower hereby expressly (a) waives any right it may have under California Civil Code §2954.10 to prepay this Note in whole or in part, without penalty, upon acceleration of the Maturity Date of this Note; and (b) agrees that if a prepayment of any or all of this Note is made, following any acceleration of the Maturity Date of this Note by Lender on account of any transfer or disposition prohibited or restricted herein or by the Loan Agreement, Borrower shall be obligated to pay, concurrently therewith, the Prepayment Premium, if any, that would be required under the Loan Agreement.  By initialing this provision in the space provided below, Borrower hereby declares that Lender’s agreement to make the subject loan at the interest rate and for the term set forth herein constitutes adequate consideration, given individual weight by the undersigned, for this waiver and agreement.

INITIALS: /s/ D.M.

(b)           With respect to the foregoing provisions contained in this Note, the following shall apply with respect to the State of Missouri:

(i)            Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt, including promises to extend or renew such debt, are not enforceable.  To protect you (Borrower) and us (Lender) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing which is the complete and exclusive statement of agreement between us except as we may later agree in writing to modify it.

(c)           With respect to the foregoing provisions contained in this Note, the following shall apply with respect to the State of Virginia:

(i)            Borrower represents and warrants that this Note evidences an indebtedness which is being incurred by Borrower for the sole purpose of acquiring or carrying on a business or commercial enterprise and/or that Borrower is a business or commercial entity. Borrower further represents and warrants that all of the proceeds received by Borrower in connection with this Note shall be used for commercial purposes and Borrower stipulates that the Loan shall be construed for all purposes as a commercial loan and that it is made for other than personal, family or household purposes.

(d)           With respect to the foregoing provisions contained in this Note, the following shall apply with respect to the State of Maryland:

(i)            Borrower represents and warrants that the Note evidences an indebtedness which is a “Commercial Loan” as defined in Section 12-101(a) of the Commercial Law Article of the Maryland Code.

(e)           With respect to the foregoing provisions contained in this Note, the following shall apply with respect to the State of Illinois:

(i)            Borrower represents and warrants that the Loan is a “business Loan” in accordance with 815 ILCS 205/4.

(f)            With respect to the foregoing provisions contained in this Note, the following shall apply with respect to the State of Washington:

(i)            ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

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IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

BORROWER:

ABP AL (MIDFIELD) LLC	ABP AR (LITTLE ROCK) LLC
ABP CA (CITY OF INDUSTRY) LLC	ABP CA (NATIONAL CITY) LLC
ABP CA (NEWARK) LLC	ABP CA (NORTH HIGHLANDS) LLC
ABP CA (RIVERSIDE) LLC	ABP CO I (DENVER) LLC
ABP CO II (DENVER) LLC	ABP CT (NEWTON) LLC
ABP FL (LAKE CITY) LLC	ABP FL (MIAMI) LLC
ABP FL (PENSACOLA) LLC	ABP FL (TAMPA) LLC
ABP FL (YULEE) LLC	ABP GA (LAWRENCEVILLE) LLC
ABP IA (DES MOINES) LLC	ABP IL (UNIVERSITY PARK) LLC
ABP IN (ELKHART) LLC	ABP KY (INDEPENDENCE) LLC
ABP LA (BATON ROUGH) LLC	ABP LA (NEW ORLEANS) LLC
ABP LA (SHREVEPORT) LLC	ABP MA (BELLINGHAM) LLC
ABP MD (BALTIMORE) LLC	ABP ME (PORTLAND) LLC
ABP MI (DETROIT) LLC	ABP MI (GRAND RAPIDS) LLC
ABP MN (EAGAN) LLC	ABP MN (MAPLE GROVE) LLC
ABP MO (BRIDGETON) LLC	ABP MO (KANSAS CITY) LLC
ABP MO (SPRINGFIELD) LLC	ABP MS (PEARL) LLC
ABP NC (BUTNER) LLC	ABP NC (CHARLOTTE) LLC
ABP ND (NORTH FARGO) LLC	ABP NJ (DENVILLE) LLC
ABP NM (ALBUQUERQUE) LLC	ABP NY (YAPHANK) LLC
ABP OH (TALMADGE) LLC	ABP OK (TULSA) LLC
ABP OR (BEAVERTON) LLC	ABP PA (ALLENTOWN) LLC
ABP PA (STANTON) LLC	ABP SC (CHARLESTON) LLC
ABP SD (SIOUX FALLS) LLC	ABP TN (ERWIN) LLC
ABP TN (MEMPHIS) LLC	ABP TN (NASHVILLE) LLC
ABP TX (EL PASO) LLC	ABP TX (FORT WORTH) LLC
ABP TX (HARLINGEN) LLC	ABP TX (HOUSTON) LLC
ABP TX (LUBBOCK) LLC	ABP TX (SAN ANTONIO) LLC
ABP VA (RICHMOND) LLC	ABP VA (VIRGINIA BEACH) LLC
ABP VT (SHELBURNE) LLC	ABP WA (WOODINVILLE) LLC
ABP WI (WAUSAU) LLC

By:	/s/ David Morris
	Name:	David Morris
	Title:	Secretary and Vice President